Exhibit 32.1

CERTIFICATION

Kelli F. Valade
Chief Executive Officer
of Denny’s Corporation

and

Robert P. Verostek
Executive Vice President and Chief Financial Officer
of Denny's Corporation

Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Denny’s Corporation (the “Company”) on Form 10-Q for the quarter ended June 26, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kelli F. Valade, Chief Executive Officer of the Company, and I, Robert P. Verostek, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	July 30, 2024	By:	/s/ Kelli F. Valade
Kelli F. Valade
Chief Executive Officer

Date:	July 30, 2024	By:	/s/ Robert P. Verostek
Robert P. Verostek
Executive Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Denny’s Corporation and will be retained by Denny’s Corporation and furnished to the Securities and Exchange Commission or its staff upon request.